UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                              SCHEDULE 13D


               Under the Securities Exchange Act of 1934
                         (Amendment No. __)*

                         Starrett Corporation

                           (Name of Issuer)

                    Common Stock, par value $1.00 share

                       (Title of Class of Securities)
                              855 677 100

                              (CUSIP Number)

                              Edwin V. Petz
                                Suite 4200
                         1271 Avenue of the Americas
                              New York, NY  10020
                               (212) 708-0844

               (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                              December 2, 1988
          (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule 13d-
1(b)(3) or (4), check the following box .

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in
Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).




                              SCHEDULE 13D

CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          PAUL MILSTEIN

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
(a) X
                                                            (b)

3    SEC USE ONLY

4    SOURCE OF FUNDS*

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO    ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          1,100

8    SHARED VOTING POWER
          1,378,141

9    SOLE DISPOSITIVE POWER
          1,100

10   SHARED DISPOSITIVE POWER
          1,378,141

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          378,020

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*X

                         See Item 5(a) within

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          6.6%

14   TYPE OF REPORTING PERSON*
                 IN


                         *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION








                         SCHEDULE 13D



CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
     PIM HOLDING

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
(a) X
                                                       (b)
3    SEC USE ONLY

4    SOURCE OF FUNDS*

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO ITEMS 2(d)   or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

NUMBER OF
SHARES
BENEFICIALLY OWNED BY?
EACH
REPORTING
PERSON
WITH
7    SOLE VOTING POWER
          126,277

8    SHARED VOTING POWER

          1,209,441

9    SOLE DISPOSITIVE POWER

          126,277

10   SHARED DISPOSITIVE POWER

          1,209,441

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          376,920

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*

                         See Item 5 (a) within

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          6.6%

14   TYPE OF REPORTING PERSON*

              PN

                         *SEE INSTRUCTIONS BEFORE FILLING OUT!
               INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO
ITEMS 1-7
          (INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE
ATTESTATION





                              SCHEDULE 13D


CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     SEYMOUR MILSTEIN

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
     (a) X
(b)

3    SEC USE ONLY

4    SOURCE OF FUNDS*

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO ITEMS 2(d)   or 2(e)


6    CITIZENSHIP OR PLACE OF ORGANIZATION

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER

8    SHARED VOTING POWER

          1,310,051

9    SOLE DISPOSITIVE POWER

10   SHARED DISPOSITIVE POWER

          1,310,051
11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          308,830

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*     X

                         See Item 5(a) within

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          5.4%

14   TYPE OF REPORTING PERSON*

             IN
                         *SEE INSTRUCTIONS BEFORE FILLING OUT!
               INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO
ITEMS 1-7
               (INCLUDING EXHIBITS) OF THE SCHEDULE AND THE
SIGNATURE ATTESTATION








                         SCHEDULE 13D



CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
     SVM HOLDING CO.

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
     (a) X
                                                            (b)

3    SEC USE ONLY

4    SOURCE OF FUNDS*

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO ITEMS 2(d)   or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER

          58,187

8    SHARED VOTING POWER

          1,209,441

9    SOLE DISPOSITIVE POWER

          58,187

10   SHARED DISPOSITIVE POWER

          1,209,441

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          308,830

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*

                         See Item 5(a) within

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          5.4%

14   TYPE OF REPORTING PERSON*

         PN

                         *SEE INSTRUCTIONS BEFORE FILLING OUT!
                    INCLUDE BOTH SIDES OF THE COVER PAGE,
RESPONSES TO ITEMS 1-7
               (INCLUDING EXHIBITS) OF THE SCHEDULE AND THE
SIGNATURE ATTESTATION


                         SCHEDULE 13D

CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
     BUILTLAND PARTNERS

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
     (a) X
                                                            (b)

3    SEC USE ONLY

4    SOURCE OF FUNDS*

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO ITEMS 2(d)   or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON

7    SOLE VOTING POWER

          1,100,000

8    SHARED VOTING POWER

9    SOLE DISPOSITIVE POWER

          1,100,000

10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          1,100,000
12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          19.1%
14   TYPE OF REPORTING PERSON*

          PN
                         *SEE INSTRUCTIONS BEFORE FILLING OUT!
               INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO
ITEMS 1-7
               (INCLUDING EXHIBITS) OF THE SCHEDULE AND THE
SIGNATURE ATTESTATION














Item 1. Security and Issuer.

          This Schedule 13D relates to shares of Common Stock,
$1.00 par value (Common Stock), of Starrett Housing Corporation, a New York corporation (the Company) 909 Third Avenue, New York,
New York 10022.

Item 2. Identity and Background.

          This Schedule 13D is being filed on behalf of Paul Milstein, PIM Holding Co., a New York general partnership (PIM), Seymour Milstein, SVM Holding Co., a New York general partnership
(SVM), and Builtland Partners, a New York general partnership (Builtland) (collectively, the Reporting Persons). The business address of each of the Reporting Persons and of the partners of PIM, SVM and Builtland is 1271 Avenue of the Americas, New York, New York, 10020, and each such person is a United States citizen.

          Paul Milstein, directly and through PIM, a partnership comprised of trusts of which he and his wife Irma Milstein are co-trustees, is a real estate developer and private investor.

          Seymour Milstein, directly and through SVM, a partnership comprised of trusts of which he and his wife Vivian
Milstein are co-trustees, is a real estate developer and private investor.

          Builtland is principally engaged in investing in real estate and securities. The partnership interests in Builtland are owned beneficially by the following members of the Milstein families: Constance Milstein Lederman, Roslyn Milstein Meyer, Edward L. Milstein, Howard P. Milstein, Paul Milstein, Philip L. Milstein, Seymour Milstein and Barbara Milstein Zalaznick.

          Constance Milstein Lederman is an attorney.
          Roslyn Milstein Meyer is a clinical psychologist.

          Edward L. Milstein is President of Timko Contracting
Corp., a New York corporation, 1271 Avenue of the Americas, New
York, New York 10020, which is engaged in building construction.

          Howard P. Milstein is Vice Chairman of Emigrant Savings
Bank, a New York stock savings bank (Emigrant), 5 East 42nd
Street, New York, NY 10017.
          Philip L. Milstein is Vice Chairman of Emigrant.
          Barbara Milstein Zalaznick is a housewife.

          Certain shares of the Company's Common Stock enumerated in and covered by this Schedule 13D are owned beneficially by Bradley Associates, a New York general partnership (Bradley), the partnership interests in which are owned beneficially by the foregoing members of the Milstein families and Gloria Milstein Planzer. Other such shares are owned beneficially by Milstein Family Foundation, Inc., a New York not-for-profit corporation (the Foundation), the directors and officers of which are members of the Milstein families and David V. Habif, a physician.

          During the last five years neither any of the Reporting Persons nor any of the respective members of the Milstein families identified above (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3.  Source and Amount of Funds or Other Consideration.

          Builtland purchased, for cash, 1,000,000 shares of the Company's Common Stock on December 2, 1988 for $6,000,000, utilizing its working capital. No part of the purchase price was represented by funds or other consideration borrowed or otherwise obtained for the purpose of acquiring, holding, trading or voting securities. The shares owned by the other Reporting Persons, Bradley and the Foundation, enumerated in this Schedule 13D, were originally acquired some years ago (or, in the case of the Foundation, by gift) and are unencumbered.

Item 4.  Purpose of Transaction.

          The Reporting Persons acquired their shares of the Company's Common Stock for investment purposes. The Reporting Persons are aware that the Company has filed a registration statement, which has become effective, pursuant to the Securities Act of 1933, as amended, contemplating a transaction in which the Company will exchange shares of its Common Stock for the 20% of the outstanding shares of its subsidiary, Levitt Corporation, a Maryland corporation (Levitt), which the Company does not presently own. Those Reporting Persons who are also shareholders of Levitt expect that their Levitt shares (141,300 shares in the aggregate) will be exchanged for Common Stock of the Company in such transaction. In addition, any of the Reporting Persons may from time to time, depending on general economic conditions, market prices for the Common Stock, compliance with governmental regulations and other factors, purchase additional shares of Common Stock through open-market purchases, privately negotiated transactions or otherwise and may also dispose of shares of Common Stock. (See Items 5 (c) and 6.)

          Other than as indicated in this Schedule 13D, the Reporting Persons do not have any present plans or proposals which relate to or would result in: (i) the acquisition by any, person of additional securities of the Company, or the disposition of securities of the Company; (ii) an extraordinary corporate transaction, such as merger, reorganization or liquidation, involving the Company; (iii) a sale or transfer of a material amount of assets of the Company; (iv) any change in the present board of directors or management of the Company, including any plans or proposals to change the number of term of directors or to fill any vacancies on the board; (v) any material change in the present capitalization or dividend policy of the Company; (vi) any other material change in the issuer's business or corporate structure; (vii) changes in the Company's charter, by-laws, or other instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (viii) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system or a registered national securities association;
(ix) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g) (4) of the Securities Exchange Act of 1934, as amended; or
(x) any action similar to any of those enumerated above.
However, the Reporting Persons reserve the right to formulate such plans or proposals, and take action thereon, in future.

Item 5.  Interest in Securities of the Issuer.

          (a) As of the date hereof the Reporting Persons, Bradley and the Foundation respectively own directly and beneficially shares of the Company's Common Stock as follows:

          Paul Milstein  1,100     (-%)
          PIM  126,277   (2.2%)

          Seymour Milstein    0    0%0

          SVM  58,187    (1.0%)

          Builtland l,100,000 (19.1%)

          Bradley   109,441   (1.9%)

          the Foundation    42,423  (0.7%)

               1,437,428 (25.0%)*
          *Percentages do not add because of rounding.


Paul Milstein owns beneficially the shares owned by PIM, and, together with PIM, may be deemed to be a beneficial owner of shares owned by Builtland and Bradley under the rules of the Securities and Exchange Commission for attribution of beneficial ownership. Seymour Milstein owns beneficially the shares owned by SVM and, together with SVM, may be deemed to be a beneficial owner of shares owned by Builtland and Bradley under such rules. Each of Seymour Milstein and Paul Milstein owns beneficially a 20% interest in Builtland and approximately a 28% interest in Bradley, and each disclaims (with SVM and PIM, respectively) beneficial ownership of more than 20% of the shares owned by Builtland or 28% of the shares owned by Bradley. Each of the Reporting Persons, including Messrs. Milstein, disclaims any beneficial ownership of shares of Common Stock owned by the Foundation, of which Seymour Milstein is chairman of the board of directors and Paul Milstein is a director and president. Thus, Paul Milstein (with PIM) beneficially owns 378,020 shares (6.6%) of the Common Stock, and Seymour Milstein (with SVM) beneficially owns 308,830 shares (5.4%). Paul and Seymour Milstein each for himself, (and PIM and SVM, respectively) disclaims beneficial ownership of any shares beneficially owned by the other.

     Percentages of the outstanding Common Stock were calculated based on the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988.

     (b) Paul Milstein has sole power to vote, direct the vote of, dispose and direct the disposition of the shares of the Company's Common Stock directly owned by him, and shares such power with respect to shares owned by PIM, Builtland, Bradley and the Foundation. Seymour Milstein shares such power with respect to shares owned by SVM, Builtland, Bradley and the Foundation. The other Reporting Persons, Bradley and the Foundation, respectively, have sole power to vote, direct the vote of, dispose and direct the disposition of the shares of Common Stock respectively shown to be owned by them.

     (c) On December 2, 1988, Builtland, Oded Aboodi on behalf of a controlled partnership and others, and Henry Benach (collectively, the Purchasers) each entered into separate agreements (the Agreements) with American Financial Corporation
(AFC) to purchase shares of the Company's Common Stock held by AFC. Under the Agreements, Builtland, Mr. Aboodi on behalf of a controlled partnership and others, and Mr. Benach acquired on such date 1,000,000, 308,760 and 250,000 shares, respectively, of Common Stock. While the Purchasers may be deemed under rules of the Securities and Exchange Commission to have acted as a group in effecting such purchases, neither Builtland nor any of the other Reporting Persons has any agreement, arrangement or understanding with any of the other Purchasers with respect to holding, voting or disposing of any shares of Common Stock or the acquisition of any additional shares of Common Stock. Builtland (and each of the other Report Persons) expressly disclaims beneficial ownership of any of the shares of Common Stock beneficially owned by any of the other Purchasers, and any obligations as to such other Purchasers with respect to filing a
Schedule 13D or otherwise by reason of any Agreement or the consummation thereof.

     Also on December 2, 1988, simultaneously with the purchases of Common Stock by the Purchasers from AFC, the Company entered into an agreement with AFC (the Deferral Agreement) with respect to the extension and deferral of the redemption provisions and the elimination of the conversion provisions of 66,928 $5.81 Cumulative Preferred Shares of the Company (the Shares), which were subject to mandatory redemption on December 31, 1990 and were convertible into 1,338,560 shares of Common Stock, subject to adjustment. The Deferral Agreement provides for the deferred retirement of the Shares (after December 31, 1990) and the immediate elimination of the conversion rights and dividend payment rights pertaining to the Shares in consideration of the issuance to AFC after December 31, 1990 of six equal promissory notes of the Company (the Notes) in the aggregate principal amount of $8.8 million, subject to adjustments, maturing on January 1, 1992 and on each January 1 thereafter to and including January 1, 1997. The Deferral Agreement also provides that should the Company fail to redeem in full its $5.08 Cumulative Preferred shares and its $5.00 Cumulative Preferred Shares on December 31, 1990, then so long as such Preferred Shares have not been redeemed in full, the redemption and dividends features of the Shares will be reinstated.


          (d)  Not applicable.

          (e)  Not applicable.

Item 6.   Contracts, Arrangements, Understandings and
          Relationships with Respect to Securities of the Issuer.

     On December 2, 1988, the Company confirmed in writing to Buitland that the Company had agreed to file as promptly as possible (and no later than 30 days from such date) a shelf registration statement under the Securities Act of 1933 for the shares acquired from AFC under Builtland's Agreement; to maintain such registration statement in effect for at least two years from December 2, 1988; to file additional registration statements upon request; and to indemnify Builtland against liability for statements of the Company made in such a registration statement. Builtland understands that similar confirmation were given to the other purchasers.

     The Reporting Persons have no other contracts, arrangements, understandings or relationships (legal or otherwise) not indicated in this Schedule 13D with any person with respect to any Company securities, including, but not limited to, transfer or voting of any of such securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees or profits, division of profits or loss, or giving or withholding of proxies.

Item 7.   Material Required to Be Filed as Exhibits.

          Exhibit A  -   Letter agreement dated December 2, 1988
                         between AFC and Builtland.

          Exhibit B  -   Letter dated December 2, 198 from the
                         Company to Builtand.*

          Exhibit C  -   Agreement among Seymour Milstein, SVM,
                         Paul Milstein, PIM and Builtland as to
                         filing of Schedules 13D and amendments.

          Exhibit  D  -  Power of Attorney of Seymour Milstein.

          Exhibit  E  -  Power of Attorney of SVM.

          Exhibit  F  -  Power of Attorney of Paul Milstein

          Exhibit  G  -  Power of Attorney of PIM.





          The Reporting Persons have received a copy of Amendment No. 2 dated December 12, 1988 to the Schedule 13D of Henry Benach which includes similar letter agreements with, and letters to, Messrs. Benach and Oded Aboodi, as well as the Deferral Agreement referred to in Item 5(c) herein, as exhibits, on the basis of which certain information herein has been furnished.



                         SIGNATURE

          After reasonable inquiry and to the best of their knowledge and belief, the undersigned certify that the information set forth in this Statement is true, complete and correct.

December 27, 1988                  /s/ Paul Milstein
                                   Paul Milstein
                                   PIM HOLDING CO.


                                   By:/s/ Paul Milstein
                                      Paul Milstein, Trustee,
                                      General Partner


                                   /s/ Seymour Milstein
                                   Seymour Milstein
                                   (by Paul Milstein, Attorney in
                                   Fact)



                                   SVM HOLDING CO.


                                   By:/s/ Seymour Milstein
                                      Paul Milstein, Attorney in
Fact


                                   BUILTLAND PARTNERS



                                   By:/s/ Paul Milstein
                                      General Partner